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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-37680) of Pinnacle Holdings Inc. of our reports dated July 10, 2000, July 14, 2000, July 18, 2000, and July 21, 2000 relating to the financial statements of Microcell Management, Inc., Tucker-Valley Communications, Tower Ventures II, LLC, and Beverly Hills Center, LLC, respectively, which appear in the Current Report on Form 8-K of Pinnacle Holdings Inc. dated August 4, 2000.


PricewaterhouseCoopers LLP


Tampa, FL
August 4, 2000